EXHIBIT 5.1

[Letterhead of Morris, Manning & Martin, LLP]

February 9, 2004

Firstwave Technologies, Inc.
2859 Paces Ferry Road
Suite 1000
Atlanta, Georgia  30339

               Re:            Registration Statement on Form S-8

Ladies and Gentlemen:

               This firm has acted as counsel for Firstwave Technologies, Inc., a Georgia corporation (the “Registrant”), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 filed today (the “Registration Statement”), of 433,334 shares of the Registrant’s common stock, no par value per share (the “Shares”), issuable pursuant to the Firstwave Technologies, Inc. 1993 Stock Option Plan and 16,667 Shares issuable pursuant to the Firstwave Technologies, Inc. Employee Stock Purchase Plan (collectively, the “Plans”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 8(a) of Form S-8, in connection with the Registration Statement.

               For purposes of this opinion letter, we have examined copies of the following documents:

1.	The Registration Statement;

2.	A copy of the Plans and all amendments thereto as certified as of the date hereof by certain officers of the Company as then being complete, accurate and in effect;

3.	The Amended and Restated Articles of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Georgia on February 6, 2004;

4.	The Amended and Restated Bylaws of the Company, as amended, as certified on the date hereof by certain officers of the Company as then being complete, accurate and in effect;

5.

Resolutions of the Board of Directors of the Company adopted at meetings held on February 8, 2001, February 7, 2002, February 6, 2003 and February 5, 2004 as certified by certain officers of the Company on the date hereof as then being complete, accurate and in effect;

6.

Resolutions of the Shareholders of the Company adopted at meetings held on May 14, 2001, May 2, 2002 and May 1, 2003 as certified by certain officers of the Company on the date hereof as then being complete, accurate and in effect; and

7.	A certificate of certain officers of the Company, dated as of the date hereof, as to certain facts relating to the Company.

               In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies.  We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of public officials, governmental agencies and departments, and corporate officials.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

               This opinion letter is based as to matters of law solely on the corporate laws of the State of Georgia.  We express no opinion herein as to any other laws, statutes, regulations or ordinances.

               Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued and delivered pursuant to the Plans and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable under the laws of the State of Georgia.

               This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof.  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

               We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

MORRIS, MANNING & MARTIN, LLP

/s/ Morris, Manning & Martin, LLP